SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

TRW INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Definitive Additional Materials filed herewith relate both to TRW’s Special Meeting of Shareholders scheduled for May 3, 2002 and to TRW’s Annual Meeting of Shareholders scheduled for April 24, 2002. TRW’s proxy statement for the Special Meeting of Shareholders was filed on April 2, 2002 on Schedule 14A and TRW’s proxy statement for the Annual Meeting of Shareholders was filed on March 4, 2002 on Schedule 14A.

TRW’S SPECIAL MEETING OF SHAREHOLDERS IS POSTPONED. TRW’S BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST
NORTHROP’S PROPOSAL AND REJECT NORTHROP’S OFFER.

April 22, 2002

Dear Fellow Shareholder:

      We are writing to advise you that TRW’s Special Meeting of Shareholders, previously scheduled for April 22, 2002, has been postponed. The meeting is now scheduled to be held on Friday, May 3, 2002 at 1900 Richmond Road, Lyndhurst, Ohio at 8:30 a.m. local time. An amended notice of the meeting is attached as Exhibit A. TRW requested this brief postponement to give its shareholders sufficient time to carefully consider Northrop Grumman’s revised $53* per share offer and your Board’s recommendation to reject it and vote against Northrop’s control share acquisition proposal. Approval of Northrop’s proposal could facilitate the acquisition of your Company at an inadequate price.

NORTHROP’S REVISED OFFER STILL DOES NOT RECOGNIZE THE VALUE OF TRW

      Your Board of Directors, with the advice of independent legal and financial advisors, has determined that Northrop’s revised offer is financially inadequate and undervalues TRW’s businesses and its opportunities. Additionally, Northrop’s revised offer does not adequately compensate TRW shareholders for transferring control of the Company to Northrop, or for the value of the synergies that the Board believes Northrop would likely realize if a transaction were completed. Attached as Exhibit B hereto is TRW’s amendment to its Schedule 14D-9, which outlines in greater detail the Board’s reasons for rejecting Northrop’s revised offer.

NORTHROP’S REVISED OFFER IS EVEN MORE CONDITIONAL

THAN ITS ORIGINAL $47 PER SHARE OFFER

      Unlike its previous offer, Northrop’s revised offer is now conditioned upon Northrop’s completion of a due diligence investigation of your Company. While Northrop alleges it is willing to pay $53 per share for your Company, in reality it has reserved the right to decrease the price after completing due diligence. Additionally, the lower end of the collar in the revised offer is at a significantly higher level than under the original offer, which means that there is a higher risk that Northrop’s stock would fall below the collar, causing you to receive less than $53 in value for your shares. In the last 36 months shares of Northrop common stock have closed at or above the lower end of the collar on approximately 20 trading days.

      Accordingly, your Board of Directors is urging all TRW shareholders to reject Northrop’s offer and vote “AGAINST” Northrop’s proposal on the enclosed GOLD proxy card.

YOUR BOARD IS DOING EVERYTHING POSSIBLE TO ENHANCE SHAREHOLDER VALUE

      We are aggressively pursuing our value enhancement plan, which contemplates the sale of our Aeronautical Systems business, the accelerated reduction of our debt and the spin-off of our Automotive business.

      In addition, your Board has authorized management and its advisors to initiate a process to explore all strategic alternatives that could create shareholder value in excess of Northrop’s revised offer. In that regard, TRW’s Board has determined to share non-public information regarding TRW with interested parties, subject to entering into an appropriate confidentiality agreement. Northrop may participate in this process, should it so desire.

TRW DELIVERED STRONG FIRST QUARTER EARNINGS

      Despite the distractions of Northrop’s financially inadequate hostile offer, TRW announced exceptionally good results for the quarter ended March 31, 2002, with an increase of operating earnings of 24%.** These results have allowed us to increase our 2002 earnings estimate from $3.30 per share to between $3.55 and $3.60 per share.

      TRW is poised to reap the benefits of a rebounding economy. This strong financial performance also provides your Company a solid base to move forward with our value enhancement plan — a plan designed to unlock the value of your TRW shares.

PRESERVE THE VALUE FOR TRW’S SHAREHOLDERS — VOTE GOLD

      Reject Northrop’s revised offer and its efforts to seize control of your Company. Join with other shareholders in helping to keep TRW on a course we believe will deliver you superior value. If you have already completed, signed and submitted a GOLD proxy card, you do not need to take any further action. If you have already signed and submitted Northrop’s blue proxy card, you can easily revoke that proxy by signing, dating and mailing TRW’s enclosed GOLD proxy card. This may be your last opportunity to vote — and every vote counts, no matter how many shares you own.

      On behalf of TRW’s Board of Directors, we thank you for your careful attention to these matters and continued support. You have entrusted to us an important responsibility — the protection and enrichment of the value of your investment in TRW. We assure you that your Board will continue to act in your best interests. With your help, we can create shareholder value in excess of Northrop’s revised offer.

On behalf of your Board of Directors,

Philip A. Odeen	Kenneth W. Freeman
Chairman	Lead Director

Certain Supplemental Information

      On April 17, 2002, TRW filed a motion in the United States District Court for the Northern District of Ohio seeking a temporary restraining order postponing the Special Meeting from April 22, 2002 until May 3, 2002. In support of its motion, TRW argued that the postponement was necessary because there was not sufficient time for TRW’s Board to communicate to the shareholders its position on Northrop’s revised offer, and for the shareholders to review that material information prior to April 22, 2002. TRW also argued that without a postponement, TRW shareholders who have already sent their proxies in will not have the ability to change their votes and, therefore, will be disenfranchised. The Court held a hearing on April 18, 2002 where it entered an order postponing the Special Meeting until May 3, 2002. The Court further stayed the execution of its order for two days during which time Northrop was entitled to seek an appeal in the United States Court of Appeals for the Sixth Circuit. On April 19, 2002, Northrop issued a press release stating that it would not seek an appeal of the District Court’s order.

      In light of the postponement of the Special Meeting until May 3, 2002, the deadline for participants in TRW’s stock-based employee benefit plans to submit instructions as to how their TRW shares are to be voted has been extended. The deadlines are now as follows: (i) instructions of participants in the TRW Employee Stock Ownership and Savings Plan must be received no later than April 30, 2002, (ii) instructions of participants in the TRW Canada Stock Savings Plan must be received no later than April 29, 2002, and (iii) instructions of participants in the TRW UK Share Purchase Plan must be received no later than April 30, 2002.

      Attached as Exhibit C is certain unaudited pro forma financial information of the Company that has been prepared by adjusting TRW’s historical consolidated financial statements to give effect to the Company’s value enhancement plan as if that plan had been implemented on January 1, 2001. Since we are in the early stages of implementing the plan, the unaudited pro forma financial information is preliminary and is based on assumptions which are subject to change. This unaudited pro forma financial information has been revised from the version previously distributed to shareholders in order to reflect certain additional details relating to the pro forma adjustments.

      Additionally, the Board of Directors has appointed Stephen M. O’Bryan, the partner in charge of the Cleveland office of Taft, Stettinius & Hollister LLP, to be the Presiding Inspector of Election for the Special Meeting. In such position, Mr. O’Bryan will work with and oversee IVS Associates, Inc., the Inspector of Election for the Special Meeting.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR PROXY OR REQUIRE
ANY ASSISTANCE IN COMPLETING THE GOLD PROXY CARD, OR RELATED
CERTIFICATION OF ELIGIBILITY TO VOTE,
PLEASE CALL OUR PROXY SOLICITOR:

Georgeson Shareholder Communications Inc.

17 State Street
10th Floor
New York, NY 10004
Call Toll-Free: (866) 649-8030

*	Northrop Grumman’s Offer to Exchange would provide for each share of TRW common stock to be exchanged for that number of shares of Northrop Grumman common stock having a value equal to $53. The exact exchange ratio would be determined by dividing $53 by the average of the closing price of Northrop Grumman common stock for the five consecutive trading days ending immediately prior to the second trading day prior to the expiration of the Offer to Exchange, but in no event will the exchange ratio be more than 0.4690 ($53/$113) or less than 0.4309 ($53/$123).

**	Fiscal 2002 earnings reflect TRW’s adoption of FASB’s Statement of Financial Accounting Standards No. 142 (SFAS 142) “Goodwill and Other Intangible Assets,” adopted January 1, 2002. Earnings data for 2001 have been adjusted to be comparable, reflecting the effects of SFAS 142.

Note: Certain cautionary language relating to the benefits of the value enhancement plan and certain forward-looking statements in this letter are contained in TRW’s April 1, 2002 Proxy Statement relating to the Special Meeting.

Exhibit A

AMENDED NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

May 3, 2002

      NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the “Special Meeting”) of TRW Inc. (“TRW”) previously scheduled to be held on Monday, April 22, 2002 has been postponed and will now be held on Friday, May 3, 2002 at 1900 Richmond Road, Lyndhurst, Ohio at 8:30 a.m. local time for the sole purpose of considering, pursuant to Section 1701.831 of the Ohio Revised Code, whether the acquisition (the “Control Share Acquisition”) of shares of TRW capital stock by Northrop Grumman Corporation (“Northrop”) pursuant to Northrop’s Revised Offer to Exchange, as publicly announced by Northrop on April 14, 2002 (the “Revised Offer to Exchange”), should be authorized.

      The Revised Offer to Exchange would provide for each share of TRW common stock to be exchanged for that number of shares of Northrop common stock having a value equal to $53. The exact exchange ratio (the “Exchange Ratio”) would be determined by dividing $53 by the average of the closing price of Northrop common stock for the five consecutive trading days ending immediately prior to the second trading day prior to the expiration of the Revised Offer to Exchange, but in no event will the Exchange Ratio be greater than 0.4690 ($53/$113) or less than 0.4309 ($53/$123). Each outstanding share of Cumulative Serial Preference II Stock, $4.40 Convertible Series 1, and Cumulative Serial Preference II Stock, $4.50 Convertible Series 3, would be exchanged for that number of shares of Northrop common stock having a value equal to the Exchange Ratio multiplied by the effective conversion rate for such series of stock.

      THE BOARD OF DIRECTORS OF TRW HAS DETERMINED THAT THE TERMS OF THE REVISED OFFER TO EXCHANGE ARE FINANCIALLY INADEQUATE AND NOT IN THE BEST INTERESTS OF TRW SHAREHOLDERS AND HAS VOTED UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) TO RECOMMEND THAT TRW SHAREHOLDERS VOTE AGAINST AUTHORIZATION OF THE CONTROL SHARE ACQUISITION.

      Holders of record of TRW voting shares as of the close of business on March 28, 2002 (the “Record Date”), will be entitled to notice of, and to vote at, the Special Meeting. Authorization of the Control Share Acquisition at the Special Meeting requires the affirmative vote of (1) the holders of a majority of the voting power in the election of TRW directors represented at the Special Meeting in person or by proxy, and (2) the holders of a majority of the voting power in the election of TRW directors represented at the Special Meeting in person or by proxy, excluding any shares which are “interested shares” as defined in the Ohio Revised Code. Under the Ohio Revised Code, “Interested Shares” with respect to TRW voting shares include, among other things, shares held by Northrop, by any officer of TRW elected or appointed by TRW’s Board of Directors, or by any employee of TRW who is a director of TRW, and shares acquired between the date of the public disclosure of the proposed acquisition on February 22, 2002 and March 28, 2002 (the Record Date) if the aggregate purchase price of such TRW voting shares exceeds $250,000.

      The Special Meeting proxy statement mailed to you by TRW on or about April 2, 2002 (the “Proxy Statement”) and the letter accompanying this amended notice contain information relating to the Special Meeting. The Proxy Statement provides you with a summary of the sections of the Ohio Revised Code relating to shareholder approval of the Control Share Acquisition, as well as additional information about the parties involved. Northrop’s Acquiring Person Statement, dated March 4, 2002, is attached as Exhibit A to the Proxy Statement.

William B. Lawrence
Secretary

April 22, 2002

     If you have already completed, signed and submitted a GOLD proxy card, you do not need to take any further action.

     If you have not already submitted a GOLD proxy card, and you wish to assure your representation at the Special Meeting, please complete, sign, date, and promptly return the enclosed GOLD proxy card in the envelope provided for that purpose, whether or not you expect to be present at the Special Meeting. As explained in the Proxy Statement, TRW shareholders should also complete the certification set forth on the GOLD proxy card. TRW shares represented by a proxy card without a completed certification will be presumed to be Interested Shares (as defined in the Proxy Statement) that are ineligible to vote in connection with the Second Majority Approval as described in the Proxy Statement. If you attend the Special Meeting and are a record holder or hold your shares in “street” name and have a “legal proxy” from your bank, broker or other nominee, you may vote your shares in person.

Exhibit B

Send a message to Northrop that you want fair value for your TRW shares. Reject
Northrop’s offer. Don’t facilitate Northrop’s takeover of TRW at an inadequate price.

April 17, 2002

Dear Fellow Shareholder:

Northrop Grumman has revised its hostile exchange offer for TRW to $53* per share.

After careful consideration, including a thorough review of the offer with our independent financial and legal advisors, your Board of Directors unanimously (with one director absent) determined that Northrop’s offer is financially inadequate, highly conditional and not in the best interests of TRW shareholders.

Your Board strongly recommends that you reject Northrop’s revised offer and not tender your shares for exchange.

YOUR BOARD HAS DETERMINED THAT NORTHROP’S REVISED OFFER IS INADEQUATE.

•	Northrop’s Revised Offer Fails To Provide The Value You Rightly Deserve.

—	Northrop’s revised offer continues to undervalue TRW’s businesses and its opportunities.

—	Northrop’s revised offer does not adequately compensate TRW shareholders for transferring control of the Company to Northrop, or for the value of the synergies that the Board believes Northrop would be likely to realize if a transaction were consummated.

•	Northrop’s Revised Offer Has Become Even More Conditional.

—	Unlike its previous proposal, Northrop’s revised offer is further conditioned upon Northrop’s completion of a due diligence investigation to its satisfaction.

—	This additional condition undermines the legitimacy of Northrop’s purported price increase and contradicts its stated rationale for the higher price. Specifically, Northrop said it was increasing its offer for TRW due to “improving economic conditions.” These “improving economic conditions” are widely acknowledged and do not require validation from TRW’s confidential, business-sensitive information.

•	TRW’s Advisors Are Of The Opinion That Northrop’s Revised Offer Is Inadequate.

—	Your Board’s independent financial advisors, Goldman, Sachs & Co. and Credit Suisse First Boston Corporation, have both expressed the opinion that Northrop’s revised offer is inadequate to the Company’s common shareholders from a financial point of view.

YOUR BOARD CONTINUES TO PURSUE TRW’S VALUE ENHANCEMENT PLAN.

       Your Board believes TRW’s value enhancement plan to separate our automotive and defense businesses, creating two pure-play companies, is well-positioned to deliver more value than Northrop’s current offer. And, we are on the road to success.

•	TRW Is Meeting And Exceeding Expectations.

—	Year over year, we reported a 24% increase in operating earnings and a 20% increase in operating earnings per share for the first quarter of 2002**, exceeding analyst expectations. We are increasing our 2002 guidance from $3.30 to between $3.55 and $3.60.

•	We Are Delevering The Company.

—	Net debt was radically reduced by approximately $1.0 billion in 2001. We expect to reduce debt an additional $1.6 billion to $2.0 billion in 2002.

—	Our plan to sell the Aeronautical Systems Group is well underway.

•	The Separation Of Our Businesses Is On Track.

—	Our spin-off of Automotive is expected to be completed by the end of the year.

YOUR BOARD HAS AUTHORIZED THE COMPANY TO EXPLORE ALL STRATEGIC ALTERNATIVES TO CREATE SHAREHOLDER VALUE IN EXCESS OF NORTHROP’S OFFER.

•	Your Board Is Committed To Enhancing Shareholder Value.

—	In addition to continuing the aggressive execution of our value enhancement plan, TRW’s Board has authorized management and its advisors to initiate a process to explore all strategic alternatives to create shareholder value in excess of Northrop’s offer.

—	As part of this process, we would anticipate sharing non-public information with interested parties, subject to entering into appropriate confidentiality agreements. Should Northrop so desire, it may engage in this process on the same basis as other parties.

PROTECT THE VALUE OF YOUR INVESTMENT — DON’T FACILITATE NORTHROP’S TAKEOVER OF TRW AT AN INADEQUATE PRICE.

In its attempt to takeover TRW and to transfer value that rightfully belongs to TRW shareholders to Northrop shareholders, Northrop has put forth a series of proposals for vote at upcoming shareholder meetings. We urge you to protect the value of your investment by voting AGAINST Northrop’s proposals.

We thank you for your continued support.

On behalf of your Board of Directors,

Philip A. Odeen	Kenneth W. Freeman
Chairman	Lead Director

If you have any questions or need assistance in voting your shares, please call:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.

17 STATE STREET

10TH FLOOR

NEW YORK, NEW YORK 10004

CALL TOLL FREE: (866) 649-8030

*	Northrop Grumman’s Offer to Exchange would provide for each share of TRW common stock to be exchanged for that number of shares of Northrop Grumman common stock having a value equal to $53. The exact exchange ratio would be determined by dividing $53 by the average of the closing price of Northrop Grumman common stock for the five consecutive trading days ending immediately prior to the second trading day prior to the expiration of the Offer to Exchange, but in no event will the exchange ratio be more than 0.4690 ($53/$113) or less than 0.4309 ($53/$123).

**	Fiscal 2002 earnings reflect TRW’s adoption of FASB’s Statement of Financial Accounting Standards No. 142 (SFAS 142) “Goodwill and Other Intangible Assets,” adopted January 1, 2002. Earnings data for 2001 have been adjusted to be comparable, reflecting the effects of SFAS 142.

Note: Certain cautionary language relating to the benefits of the value enhancement plan and certain forward-looking statements in this letter are contained in TRW’s April 2, 2002 Supplement to its Annual Meeting Proxy Statement.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14D-9

Solicitation/ Recommendation Statement Under
Section 14(d)(4) of the Securities Exchange Act of 1934

Amendment No. 8

TRW INC.

(Name of Subject Company)

TRW INC.

(Name of Person(s) Filing Statement)

Common Stock, Par Value $0.625 Per Share

Cumulative Serial Preference Stock II, $4.40 Convertible Series 1
Cumulative Serial Preference Stock II, $4.50 Convertible Series 3

(Title of Class of Securities)

872649108

872649504
872649603
(CUSIP Number of Class of Securities)

William B. Lawrence

Executive Vice President, General Counsel and Secretary
TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124
(216) 291-7000

(Name, Address and Telephone Number of Person Authorized to Receive Notice and

Communications on Behalf of the Person(s) Filing Statement)

With copies to:

Peter Allan Atkins

Eric L. Cochran
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

☐ Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

      This Amendment No. 8 to Schedule 14D-9 amends and supplements the Solicitation/ Recommendation Statement on Schedule 14D-9 originally filed by TRW Inc. on March 13, 2002 and amended on March 25, 2002, April 2, 2002, April 3, 2002, April 4, 2002, April 10, 2002, April 11, 2002 and April 15, 2002. Except as otherwise indicated, the information set forth in the original Schedule 14D-9 and Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6 and Amendment No. 7 thereto remains unchanged. Capitalized terms used but not defined herein have the meanings ascribed to them in the Schedule 14D-9 and Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6 and Amendment No. 7 thereto.

      The “Revised Offer” shall refer to the revised exchange offer, as publicly announced by Northrop on April 14, 2002. Pursuant to the Revised Offer, each outstanding Common Share may be exchanged for a number of shares of Northrop common stock equal to $53 divided by the average of the closing prices of Northrop common stock over five consecutive trading days prior to the expiration of the offer (the “Revised Exchange Ratio”), but in no event will the Revised Exchange Ratio be more than 0.4690 ($53/$113) or less than 0.4309 ($53/$123). Each outstanding Series 1 Share and Series 3 Share may be exchanged for a number of shares of Northrop common stock equal to the then-effective conversion rate for such preferred shares multiplied by the Revised Exchange Ratio. The offer is on the terms and subject to the conditions set forth in the amended Schedule TO, dated April 15, 2002, and in the revised letter of transmittal, including a new condition which expressly conditions the Revised Offer on Northrop conducting due diligence and being reasonably satisfied with the outcome (the “Due Diligence Condition”).

ITEM 3. PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS.

(a)     Arrangements with Executive Officers and Directors of TRW.

      Item 3(a) is hereby amended by restating the first and second paragraphs therein in their entirety as follows:

      If the directors and executive officers of the Company who own Shares exchange their Shares in the Revised Offer, they will receive the offer consideration for their Shares on the same terms and conditions as the other public shareholders. As of April 12, 2002, the directors and executive officers of TRW beneficially owned in the aggregate 190,975 Common Shares (excluding unvested shares of restricted stock, options to purchase Common Shares that are currently exercisable or that become exercisable within 60 days) and no Series 1 Shares or Series 3 Shares. If they were to exchange all of their Shares in the Revised Offer and the Revised Offer were consummated, they would receive, depending on the Revised Exchange Ratio, an aggregate amount of between 82,291 and 89,567 shares of Northrop common stock for the Common Shares referred to above. In addition, as of April 12, 2002, the directors and executive officers of the Company held 90,041 phantom units of TRW Common Shares in certain nonqualified plans.

      As of April 12, 2002, the directors and executive officers of the Company held (i) options to purchase 1,808,900 Common Shares, 1,090,730 of which had vested as of such date, with exercise prices ranging from $32.32 to $57.97 and an aggregate weighted average exercise price of $44.76 per share, (ii) 96,000 unvested shares of restricted stock and (iii) 35,492 unvested restricted stock units. Upon a change in control of the Company, (i) all outstanding stock options will vest, (ii) all outstanding shares of restricted stock will vest and all restrictions thereon will immediately lapse and (iii) all outstanding restricted stock units will vest and be settled in Common Shares.

      Item (3)(a) is hereby further amended by replacing the reference to “March 13, 2002” in the last sentence of the fourth paragraph with “April 17, 2002”.

      Item (3)(a) is hereby further amended by replacing the first sentence of the third paragraph under the caption “Employment Continuation and Life Insurance Arrangements” with the following:

As of April 12, 2002, an aggregate amount of $22.2 million was credited to the accounts of the Company’s executive officers under the Company’s nonqualified defined contribution plans.

      Item (3)(a) is hereby further amended by replacing the reference to “February 28, 2002” in the last sentence of the last paragraph under the caption “Director Compensation” with “March 28, 2002”.

ITEM 4. THE SOLICITATION OR RECOMMENDATION.

(a)     Solicitation/ Recommendation

      Item 4(a) is hereby amended by adding the following disclosure at the end of such subsection:

      After careful consideration, including a thorough review of the Revised Offer, including the Due Diligence Condition, with the Company’s independent financial and legal advisors, the Board of Directors unanimously (with one director absent) determined that the Revised Offer is financially inadequate, highly conditional and not in the best interests of TRW shareholders. The Board believes that the Revised Offer, because of the new Due Diligence Condition, does not reflect any commitment to offer $53.00 in Northrop stock per Common Share, and even if valued as a $53.00 per share offer, continues to undervalue TRW’s businesses, and does not adequately compensate shareholders for transferring control of the Company to Northrop, or for the value of the synergies that the Board believes are likely if the Revised Offer is consummated. The Board believes that the Company is well positioned to deliver more value to its shareholders than the Revised Offer by continuing to execute its plan to reduce the Company’s indebtedness, and then separate the Company’s operating businesses in a tax efficient manner. In addition, the Board authorized management and its advisors to initiate a process to explore all strategic alternatives to create shareholder value at levels above the Revised Offer.

      Accordingly, the Board of Directors unanimously (with one director absent) recommends that you reject the Revised Offer and not exchange your Shares pursuant to the Revised Offer.

      A form of letter communicating the Board of Directors’ recommendation to you and a press release relating to the recommendation to reject the Revised Offer are filed as Exhibits (a)(15) and (a)(16) to this document and are incorporated herein by reference.

(b) Background of the Transaction

      Item 4(b) is hereby amended by adding the following disclosure at the end of such subsection:

      On April 5, 2002, the Board of Directors of the Company held a special meeting at which it discussed, among other matters, the development of pro forma financial information.

      On April 15, 2002, the Board of Directors of the Company held a special meeting at which it, among other matters, began to review the terms of the Revised Offer with senior management and the Company’s independent legal and financial advisors.

      On April 16, 2002, the Board of Directors of the Company held a special meeting at which it reviewed the Revised Offer with senior management and the Company’s independent legal and financial advisors. At the meeting, the Board again considered the strategic alternatives and business opportunities, including the Company’s value enhancement plan in which the Company would reduce its indebtedness and separate its business units, as well as the alternative in which the Company would be sold as a whole. The Board also discussed the Company’s progress on the sale of the Aeronautical Systems Group and the separation of the automotive business. The Board believed that the alternative in which the Company’s business units would be separated is well positioned to deliver greater value to the Company’s shareholders than the Revised Offer. In addition, the Company’s independent financial advisors discussed their financial analyses of the Revised Offer. Each of Goldman Sachs and Credit Suisse First Boston delivered an opinion to the effect that, as of the date of such opinions, the Revised Offer is inadequate to the holders of Common Shares from a financial point of view. After discussion with the Company’s senior management and its independent legal and financial advisors, the Board determined, among other things, that because of the Due Diligence Condition, the Revised Offer does not reflect any commitment to offer $53.00 in Northrop stock per Common Share, and even if valued as a $53.00 per share offer, continues to undervalue TRW’s businesses, does not adequately compensate TRW shareholders for transferring control of the Company to Northrop or for the value of the

2

synergies that the Board believes are likely if the Revised Offer is consummated. The Board also noted that the Revised Offer was highly conditional, which, in the Board’s view, leads to significant uncertainty that the Revised Offer will be consummated. The Board authorized, among other things, the issuance of a press release and the filing of this Amendment No. 8 with the Securities and Exchange Commission. Accordingly, on April 17, 2002, the Company issued a press release announcing the Board’s rejection of the Revised Offer. In addition to continuing the aggressive execution of its value enhancement plan, the Board authorized management and its advisors to initiate a process to explore all strategic alternatives to create shareholder value at levels above the Revised Offer. Furthermore, the Board authorized management of the Company to make certain confidential information relating to the Company available to third parties, including Northrop, upon the execution by such third parties of a confidentiality agreement satisfactory to the Company.

      On April 16, 2002, TRW contacted Northrop requesting that Northrop agree to postpone the Control Share Acquisition shareholder meeting to provide sufficient time for TRW’s Board to take a position on the Revised Offer and for the Board’s position to be disseminated to and reviewed by TRW’s shareholders. Northrop rejected TRW’s request for the postponement.

(c) Reasons for Recommendation

      Item 4(c) is hereby amended by adding the following disclosure at the end of such subsection:

      In reaching the conclusion that the Revised Offer is financially inadequate and the recommendation described above, the TRW Board of Directors consulted with its senior management and its independent legal and financial advisors and took into account numerous factors, including but not limited to the following:

(i) On and prior to March 13, 2002, the date on which the Board made its recommendation with respect to the original Offer, the Board of Directors had evaluated the Company’s strategic plan which reaffirmed the strength of TRW’s advanced portfolio of technology and its market leadership positions in space, defense, information systems, commercial aerospace and automotive parts. As part of the reaffirmation, the Board concluded that its advanced portfolio and market leadership positions would likely result in an improvement in the Company’s financial performance, leading to an increase in the value of the Company’s stock. Recent reviews of the strategic plan reaffirm the Company’s strengths and the Board’s conclusions regarding Common Share value;

(ii) The Board of Directors considered its discussions with Goldman Sachs and Credit Suisse First Boston at the meetings of the Board held on April 15 and April 16, 2002 concerning the financial aspects of the Revised Offer. On April 16, 2002, Goldman Sachs delivered an oral opinion (in accordance with its customary practice regarding inadequacy opinions), and Credit Suisse First Boston also delivered an oral opinion on such date, which was confirmed in writing, in each case in connection with the Revised Offer to the effect that, as of the date of such opinions, the Revised Offer is inadequate to the holders of Common Shares from a financial point of view. A copy of Credit Suisse First Boston’s written opinion, which sets forth the assumptions made, procedures followed and limitations on the review undertaken, is filed as Annex A to this Amendment No. 8 to Schedule 14D-9 and is incorporated herein by reference. Shareholders are encouraged to read the written opinion of Credit Suisse First Boston in its entirety;

(iii) The assessment of the Company’s senior management, after consultation with the Financial Advisors and consideration of the financial analyses described in “Certain Matters Relating to Financial Advisors,” that the Company’s businesses, in the aggregate, may have greater value than the Revised Offer, that the Revised Offer does not adequately compensate the Company’s shareholders for transferring control of the Company to Northrop or for the value of the synergies that the Board believes are likely if the Revised Offer is consummated and that the Company has various alternatives, which the Company had been exploring, to reduce its financial leverage and realize value through the tax efficient separation of its operating businesses. In considering these alternatives, the Board reviewed analyses of the range of potential values and an assessment of potential execution risks and timing associated with each alternative, as well as the likely tax implications of each alternative to the Company and its shareholders;

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(iv) The Company will continue to pursue, with a target for completion in the fourth quarter of 2002, its value enhancement plan to unlock value in the Company by reducing the amount of the Company’s indebtedness and then separating the automotive business in a tax efficient manner. The Company would create two appropriately capitalized, independent, publicly traded companies: one would hold its automotive business and the other would hold the Company’s other operating businesses. The debt reduction of the Company may be accomplished through the sale of, or issuance of equity in, one or more operating businesses. The Board believes that the Company’s value enhancement plan is well-positioned to deliver more value than the Revised Offer;

(v) The Company already has achieved significant success in executing its debt reduction plan by reducing net debt approximately $3.9 billion over the past three years;

(vi) The Company expects annual earnings per share to grow from $2.36, before unusual charges, in 2001 to between $3.55 and $3.60 in 2002, including a $.70 per share favorable impact from the adoption of Financial Accounting Standard 142, relating to goodwill. In the first quarter of 2002, operating earnings increased 24 percent to $92 million, compared with $74 million in 2001 and operating earnings per share, which excluded extraordinary and unusual items, increased 20 percent to $0.71 from last year’s $0.59 per share, and exceeded analysts’ consensus estimates by 7 cents;

(vii) The Board considered several key economic trends in the automotive, space and defense and commercial aerospace sectors that the Board believes will have a positive impact on TRW’s three principal industries. In this regard, the Board noted, among other things, that (a) in the automotive sector, forecasts by independent third parties for 2002 North American light vehicle production, when compared with forecasts prepared in late 2001, showed a significant improvement from earlier estimates; (b) in the defense sector, the U.S. defense procurement and research, development, test and evaluation budget is projected to have a 7.2% compound annual growth rate through 2006, with emphasis in many technologies and arenas where TRW is a leader; and (c) in the commercial aerospace sector, Air Transport Association of America (“ATA”), a trade organization for airlines in the United States, has compiled statistics showing that between September 2001 and January 2002, the commercial aerospace industry has begun to stabilize; specifically, ATA has noted that during this period, with respect to airlines in the United States, Available Seat Miles (meaning one seat flown one mile) has increased 9.6%, and Revenue Passenger Miles (meaning one paying passenger flown one mile) has increased 22.6%. The Board noted that in increasing its offer, Northrop, in its press release dated April 14, 2002 acknowledged that its actions were “due to improving economic conditions which drive TRW’s end markets and continuing positive developments in the defense industry”;

(viii) The Revised Offer is even more conditional than the original Offer, resulting in even greater uncertainty than the original Offer that the Revised Offer will be consummated. Unlike the original Offer (in which the due diligence review was a condition to the potential improvement of the Offer, but not to the consummation of the Offer itself), the Revised Offer is subject to what the Board believes is an unusual Due Diligence Condition, pursuant to which the Revised Offer is subject to Northrop’s completion of a due diligence investigation of the Company’s non-public information, with results reasonably satisfactory to Northrop. In the event that Northrop does not find the results of its investigation “reasonably satisfactory”, Northrop would have the complete option to lower the amount of or withdraw its Revised Offer;

(ix) The Board believes that the action taken by Northrop in conditionally revising the offer price to $53.00 per share (subject to a collar) unequivocally supports the Board’s previous determination that the original Offer of $47.00 per share (subject to a collar) was not, contrary to Northrop’s assertion, a full and fair price for the Company;

(x) The Board believes that the higher value represented by the Revised Offer represented in part the increased trading price of Northrop’s common stock in the recent past; the Board also noted that the lower end of the collar in the Revised Offer was at a significantly higher level than under the original Offer ($113.00 per share under the Revised Offer as compared to $103.00 under the original Offer), thereby increasing the risk to the Company’s shareholders of obtaining the stated value of the Revised

4

Offer in the event that shares of Northrop common stock trade below $113.00 per share. In addition, the Board noted that in the last 36 months shares of Northrop common stock have closed at or above $113.00 per share (the lower end of the collar) on only 17 trading days, and have never closed above $123.00 per share (the higher end of the collar) during such period;

(xi) The Board believes that based on its analysis of a potential transaction, Northrop has the financial resources to increase the price of its Revised Offer, and in that regard the Board noted that in its public statements and filings made in connection with the Revised Offer, Northrop no longer indicated that it may be willing to increase the price of its Revised Offer after review of the Company’s due diligence materials (even if the due diligence review warranted a higher price) as it had previously stated in connection with the original Offer;

(xii) Since announcement of the Proposal on February 22, 2002, the Company and its independent financial advisors have received unsolicited indications of interest from third parties with respect to transactions with the Company as a whole which would involve a separation of the automotive business. In addition, the Company has received unsolicited indications of interest from third parties with respect to each of its operating businesses as well as a private equity investment in the entire Company. TRW is engaged in preliminary discussions with third parties concerning transactions involving all or a portion of the automotive business, and the Company commenced preliminary negotiations for a potential sale of its Aeronautical Systems Group;

(xiii) In addition to continuing the execution of the Company’s value enhancement plan described in paragraph (iv) above, the Board authorized management and its advisors to initiate a process to explore all strategic alternatives to create shareholder value at levels above the Revised Offer, and the Board believes that such process could lead to a value per share for the Company’s shareholders in excess of the Revised Offer. As part of this process, the Company would anticipate sharing non-public information with select interested parties, subject to their entering into appropriate confidentiality agreements. Should Northrop so desire, it may engage in this process on the same basis as other parties. There can be no assurance that this exploration process would lead to any agreements or transactions;

(xiv) The Board of Directors considered the form of consideration to be paid to holders of Shares in the Revised Offer and the uncertainty of value of such consideration compared to cash consideration. The Board of Directors was aware that Northrop had announced that it believes that the consideration to be received by the holders of Shares in the Revised Offer would not be taxable to such holders for federal income tax purposes;

(xv) In addition to the Due Diligence Condition described in paragraph (viii) above, the Revised Offer is subject to the following conditions, among others, which, in the Board’s view, lead to significant uncertainty that the Revised Offer will be consummated:

(1) Northrop Shareholder Approval Condition. The issuance of shares of Northrop common stock, pursuant to the Revised Offer and the proposed follow-on merger as described in the Revised Offer, must be approved by the shareholders of Northrop. As of April 16, 2002, Northrop has not asked its shareholders to make this determination;

(2) No Material Adverse Change Condition. No change must have occurred or been threatened (or any condition, event or development must have occurred or been threatened involving a prospective change) in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of TRW or any of its subsidiaries that, in the reasonable judgment of Northrop, is or may be materially adverse to TRW or any of its subsidiaries, and Northrop must not have become aware of any facts that, in its reasonable judgment, have or may have material adverse significance with respect to either the value of TRW or any of its subsidiaries or the value of the capital stock of TRW to Northrop;

(3) Merger Moratorium Condition. The tender of Shares must be effective, which pursuant to the terms of the Revised Offer, will not occur until such time as Section 1704 of the Ohio Revised

5

Code does not prohibit or delay the merger described in the Revised Offer. No tender of TRW shares will be effective, and Northrop will have no right to acquire tendered Shares prior to such time. Under Section 1704, absent approval of the TRW Board, Northrop would be permitted to consummate the merger described in the Revised Offer only after the expiration of a period of three years following the consummation of the Revised Offer and either the approval of the merger by holders representing a super-majority of Shares or Northrop’s compliance with certain fair price provisions;

(4) Control Share Condition. The acquisition of Shares pursuant to the Revised Offer must have been approved by the TRW shareholders for purposes of Section 1701.831 of the Ohio General Corporation Law so that Northrop can consummate the Revised Offer, or Northrop must be satisfied, in its sole discretion, that such law is invalid or otherwise inapplicable to the Revised Offer;

(5) Control Bid Condition. The waiting period during which the Ohio Division of Securities may suspend the Revised Offer under Title 17 of the Ohio Revised Code, without the occurrence of any such suspension, must have terminated or expired or Northrop must be satisfied, in its sole discretion, that such law is inapplicable or invalid;

(6) No Impairment Condition. TRW must not have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing Northrop’s ability to acquire TRW or otherwise diminishing the value of the acquisition of TRW;

(7) Minimum Tender Condition. Such number of Shares must be tendered so that, after consummation of the Revised Offer, Northrop owns a number of Shares which constitute a majority of the then outstanding Common Shares on a fully-diluted basis. As of April 12, 2002, less than 1.6% of the then outstanding Common Shares had been tendered to Northrop; and

(8) Antitrust Condition. The applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Council Regulation (EEC) No. 4064/89 of the Council of the European Communities and any other applicable similar foreign laws or regulations must have expired or been terminated. On or about April 10, 2002, the Department of Justice made a request for additional information to Northrop and the Company. To the Board’s knowledge, Northrop has failed, as of April 16, 2002, to make a filing with the Commission of the European Communities to begin its review process.

      In light of the above factors, the TRW Board determined that the Revised Offer is not in the best interests of TRW and TRW’s shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) RECOMMENDS THAT TRW’S SHAREHOLDERS REJECT THE REVISED OFFER AND NOT EXCHANGE THEIR SHARES PURSUANT TO THE REVISED OFFER.

      The foregoing discussion of the information and factors considered by the TRW Board is not intended to be exhaustive but addresses all of the material information and factors considered by the TRW Board in its consideration of the Revised Offer. In view of the variety of factors and the amount of information considered, the TRW Board did not find it practicable to provide specific assessments of, quantify or otherwise assign any relative weights to, the specific factors considered in determining to recommend that shareholders reject the Revised Offer. Such determination was made after consideration of all the factors taken as a whole. There is no assurance that the Company will be successful either in executing a process to explore all strategic alternatives to create shareholder value at levels above the Revised Offer or in executing its plan to reduce the amount of the Company’s indebtedness and separate the automotive business in a tax-efficient manner or that, if executed, the plan will create more value than the Revised Offer. In addition, individual members of the TRW Board may have given differing weights to different factors. Throughout its deliberations, the TRW Board received the advice of Goldman Sachs, Credit Suisse First Boston and Skadden, Arps, Slate, Meagher & Flom LLP, who were retained to advise the TRW Board in connection with the Offer and the Revised Offer.

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(d)     Intent to Tender

      Item 4(d) is hereby amended and restated in its entirety as follows:

      To the best of TRW’s knowledge, to the extent permitted by applicable securities laws, rules or regulations, none of TRW’s executive officers or directors currently intend to exchange Shares over which he or she has sole dispositive power for Northrop common stock.

(e)     Certain Matters Relating to Financial Advisors

      Item 4(e) is hereby amended by adding the following disclosure at the end of such subsection:

      In their analyses relating to the Revised Offer, the Financial Advisors used various methodologies to review various alternatives, including the separation of the Company’s business units and a sale of the Company.

      The Financial Advisors analyzed a plan for the separation of the business units involving the possible sale of the Aeronautical Systems Group and a spin-off of the automotive business. Using the range of values for the Aeronautical Systems Group determined through their prior analysis of transaction multiples from selected business combinations involving companies in the aeronautics industry and applying standard transaction multiple valuation techniques and financial multiples for the Company’s industry peers, the Financial Advisors implied a range of values for the automotive business and the Systems, Space & Electronics business.

      As part of their analysis of the plan for the separation of the business units, the Financial Advisors performed a discounted cash flow valuation analysis on the Systems, Space & Electronics business. This analysis was based on projections for TRW that were prepared by the management of the Company.

      In analyzing a possible sale of the Company as a whole, the Financial Advisors reviewed selected transaction multiples and also analyzed the pro forma impact of the acquisition of TRW by Northrop and other potential parties.

      Taking into account the financial analyses described above and other factors, the Board concluded that the Company’s value enhancement plan is well-positioned to deliver more value than the Revised Offer. The Board also authorized management and its advisors to initiate a process to explore all strategic alternatives to create shareholder value at levels above the Revised Offer.

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ITEM 6. INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

      Item 6 is hereby amended by replacing in its entirety the table setting forth details of purchases of Common Shares for the account of certain executive officers through their 401(k) Plan account with the following:

			Number of
Name	Date of Transaction	Nature of Transaction	Common Shares	Purchase Price

Wesley G. Bush	2/21/2002	Purchase	47	$39.52
	2/21/2002	Purchase	9	$39.49
	2/25/2002	Purchase	57	$50.62
	2/25/2002	Purchase	57	$50.65
	3/15/2002	Dividend Reinvestment	12	$51.12
Timothy W. Hannemann	2/22/2002	Purchase	67	$49.72
	3/15/2002	Dividend Reinvestment	14	$51.12
Howard V. Knicely	2/21/2002	Purchase	15	$39.49
	2/25/2002	Purchase	9	$50.62
	3/15/2002	Dividend Reinvestment	26	$51.12
William B. Lawrence	2/21/2002	Purchase	15	$39.49
	2/25/2002	Purchase	9	$50.62
	3/15/2002	Dividend Reinvestment	14	$51.12
George C. Roman	2/21/2002	Purchase	20	$39.52
	2/21/2002	Purchase	20	$39.49
	2/25/2002	Purchase	15	$50.62
	2/25/2002	Purchase	30	$50.65
	3/8/2002	Purchase	64	$50.08
	3/8/2002	Purchase	26	$50.11
Robert H. Swan	2/21/2002	Purchase	59	$39.52
	2/21/2002	Purchase	15	$39.49
	3/15/2002	Dividend Reinvestment	2	$51.12
Donald C. Winter	2/25/2002	Purchase	100	$50.62
	3/15/2002	Dividend Reinvestment	40	$51.12

      Item 6 is hereby further amended by replacing in its entirety the last sentence of the first paragraph following the table set forth above with the following:

The Trust purchased for the account of each non-employee Director with such deferred director compensation, (i) 66 Common Shares on March 1, 2002 for $50.24 per share and (ii) 65 Common Shares on April 1, 2002 for $51.27 per share.

ITEM 7. PURPOSES OF THE TRANSACTION AND PLANS OR PROPOSALS.

      Item 7 is hereby amended by adding the following disclosure to the end of such section:

      For the reasons discussed in Item 4 above, the Board of Directors unanimously (with one director absent) determined that the Revised Offer is financially inadequate and not in the best interests of TRW shareholders. In addition to the Company’s execution of its strategic plan, the Board determined to authorize management and its advisors to initiate a process to explore all strategic alternatives to create shareholder value at levels above the Revised Offer. These alternatives could lead to and involve undertaking negotiations which may result in an extraordinary transaction, such as a merger or reorganization, involving the Company or any of its subsidiaries or a purchase, sale or transfer of a material amount of assets by the Company or any of its

8

subsidiaries. As of the date hereof, there have been contacts with parties who have expressed interest in the possibility of pursuing various types of transactions with the Company. The Board has authorized management of the Company to make certain confidential information relating to the Company available to third parties, including Northrop, upon the execution by such third parties of a confidentiality agreement satisfactory to the Company.

      The Board has determined that disclosure of the substance of negotiations concerning, or the possible terms of, or potential parties to, any transactions or proposals of the type referred to above in this Item 7 prior to reaching an agreement in principle with respect thereto would jeopardize the initiation or continuation of negotiations with respect to such transactions and has, accordingly, adopted a resolution directing that no such disclosure with respect to any such transaction be made until such agreement in principle has been reached.

      There can be no assurance that any of the foregoing actually will result in any transaction. The proposal, authorization, announcement or consummation of any transaction of the type referred to in this Item 7 could adversely affect or result in the withdrawal of the Revised Offer.

ITEM 8. ADDITIONAL INFORMATION TO BE FURNISHED

(a)     Legal Matters

      Item 8(a) is hereby amended by adding the following disclosure immediately after the fifth paragraph of such section:

      On April 15, 2002, Judge John M. Manos of the United States District Court for the Northern District of Ohio issued an Opinion and Order denying Northrop’s motion for a preliminary injunction against the enforcement and application of Ohio’s Control Share Acquisition Statute and Merger Moratorium Statute. Judge Manos ruled that Northrop had failed to demonstrate any need to have its motion heard prior to the shareholder vote at the Control Share Acquisition shareholder meeting. Judge Manos explained Northrop had failed to establish any irreparable harm in that, among other things, Northrop has conceded that its proposed merger, under any circumstances, “will take months to effectuate,” as it is subject to numerous conditions, including “antitrust review by both the United States and European Union,” and, in that connection, Judge Manos cited the fact “that the United States Department of Justice has requested additional information about the proposed transaction and has extended its antitrust inquiry.” The Court further ruled that any dispute concerning whether shares are “interested shares” for purposes of determining their eligibility to vote can be determined after the Control Share Acquisition shareholder meeting, and any harm can be remedied through a recount of proxies. Based on these factors, and the general public policy against deciding constitutional issues expeditiously, the Court concluded that Northrop failed to establish any need for the Court to rule on its motion prior to the Control Share Acquisition shareholders meeting.

ITEM 9. EXHIBITS.

      Item 9 is hereby amended by adding the following thereto:

Exhibit No.

(a)(15)	Opinion of Credit Suisse First Boston Corporation, dated April 16, 2002 (incorporated by reference and attached hereto as Annex A).

      (a)(16) Letter, dated April 17, 2002, to TRW’s shareholders.

      (a)(17) Press Release issued by TRW on April 17, 2002.

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SIGNATURE

      After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

TRW INC.

By:	/s/ WILLIAM B. LAWRENCE

William B. Lawrence
Executive Vice President, General
Counsel and Secretary

Dated: April 17, 2002

Annex A

[CREDIT SUISSE LETTERHEAD]

PRIVILEGED AND CONFIDENTIAL

April 16, 2002

Board of Directors

TRW Inc.
1900 Richmond Road
Cleveland, OH 44124

      Members of the Board:

      You have asked us to advise you with respect to the adequacy to the holders of common stock, par value $0.625 per share (“Company Common Stock”), of TRW Inc. (the “Company”), from a financial point of view, of the Revised Northrop Offer (as defined below). Upon the terms and subject to the conditions set forth in the Preliminary Prospectus/ Offer to Exchange, dated March 4, 2002 and the related letter of transmittal, each as amended or supplemented through the date hereof (together, the “Offer to Exchange”), which form a part of the Registration Statement on Form S-4 of Northrop Grumman Corporation (“Northrop”), Northrop has commenced an offer (the “Revised Northrop Offer”) to exchange, for each outstanding share of Company Common Stock, that number of shares of Northrop common stock, par value $1.00 per share (“Northrop Common Stock”), equal to the quotient of $53.00 divided by the average of the closing sale prices for a share of Northrop Common Stock on the New York Stock Exchange over the five consecutive trading days ending immediately prior to the second trading day before the expiration of the Revised Northrop Offer (the “Exchange Ratio”); provided, however, that in no event will the Exchange Ratio be greater than 0.4690 nor less than 0.4309. The Offer to Exchange further provides that Northrop intends, as soon as possible after completion of the Revised Northrop Offer, to seek to effect a merger of the Company with Northrop or a wholly-owned subsidiary of Northrop (the “Merger” and, together with the Revised Northrop Offer, the “Transaction”), pursuant to which each outstanding share of Company Common Stock would be converted into the right to receive that number of shares of Northrop Common Stock equal to the Exchange Ratio.

      In arriving at our opinion, we have reviewed the Offer to Exchange and certain related documents as well as certain publicly available business and financial information relating to the Company and Northrop. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company, and have met with the management of the Company to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company and Northrop and we have compared such data with similar data for other publicly held companies in businesses similar to those of the Company and Northrop. In addition, we have considered, to the extent publicly available, the financial terms of certain business combinations and other transactions, which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

      In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information, and we have relied on its being complete and accurate in all material respects. With your consent, as to Northrop, we have relied solely on publicly available information. With respect to the financial forecasts for the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Northrop, nor have we been furnished with any such evaluations or appraisals.

[CREDIT SUISSE LOGO]

Our opinion is necessarily based upon information available to us and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not in any manner address, and we are not expressing any opinion as to, the actual value of shares of Company Common Stock or Northrop Common Stock or the prices at which such securities will trade at any time.

      We are acting as financial advisor to the Company in connection with the Revised Northrop Offer and will receive compensation for our services. We have in the past provided, and may in the future provide, investment banking and financial services to Northrop unrelated to the Revised Northrop Offer for which we have received, and expect to receive, compensation. In the ordinary course of business, we and our affiliates may actively trade the debt and equity securities of both the Company and Northrop for our and our affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      It is understood that this letter is for the information of the Board of Directors in connection with its consideration of the Revised Northrop Offer and does not constitute a recommendation to any stockholder of the Company as to whether such stockholder should tender any securities pursuant to the Revised Northrop Offer or as to how such stockholder should vote or act on any matter relating to the Transaction.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Revised Northrop Offer is inadequate to the holders of Company Common Stock from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

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Exhibit C

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2002

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

TRW Inc.

1900 Richmond Road
Cleveland, Ohio 44124

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      The unaudited pro forma financial statements as of December 31, 2001, and for the year ended December 31, 2001, have been prepared by adjusting TRW’s historical consolidated financial statements to give effect to TRW’s strategic plan which includes adjustments and assumptions indicated in the accompanying notes. The unaudited pro forma financial statements give effect to the following transactions, as if such transactions had occurred on January 1, 2001: (i) the receipt of proceeds from the initiatives to reduce the amount of TRW’s indebtedness as a result of the proposed sale of the Aeronautical Systems business, the sale of certain non-core assets which are assumed for these purposes to be Automotive assets and the sale of additional equity in Spinco (as defined below), (ii) the contribution of the remaining Automotive business to a newly formed entity, (referred to as “Spinco”), (iii) an allocation of debt between TRW and Spinco, and (iv) the distribution of Spinco equity held by TRW to the TRW shareholders in a pro rata spin-off. The Company has assumed that the contribution of the Automotive business to Spinco and the distribution of Spinco to TRW shareholders are treated as tax free transactions for federal income tax purposes.

      While the Company believes that the unaudited pro forma financial statements and the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the transactions discussed above, the Company emphasizes that at this time the transactions described and the adjustments made are based upon the historical financial data of the businesses to be sold or distributed to TRW shareholders and preliminary estimates as to the net proceeds received from the Company’s debt reduction initiatives and allocation of assets, liabilities, costs and expenses between the two remaining businesses. There can be no assurance as to the amount of proceeds that will be received from the Company’s debt reduction initiatives. The amounts realized from such initiatives could be materially greater than or less than the amounts assumed in the unaudited pro forma financial statements. TRW has not entered into a definitive agreement with respect to any of the transactions described above or otherwise related to the implementation of its strategic plan. Subsequent events as well as a change in or variation from the assumptions could result in a material change to the unaudited pro forma financial statements presented. Certain cautionary language relating to the benefits of the value enhancement program is contained in TRW’s April 1, 2002 Proxy Statement relating to TRW’s special meeting of shareholders.

      The notes to the unaudited pro forma financial statements reflect estimated cost savings as a result of the reduction of various corporate and other expenses. The achievement of these cost savings are subject to uncertainties and contingencies, many of which are beyond the control of TRW. There can be no assurance that they will be achieved, and actual cost savings may vary from those estimated.

      Prior to effecting the separation of the Automotive business from TRW, TRW intends to convene a special meeting of shareholders to approve the separation of the Automotive business and will provide proxy materials to TRW’s shareholders in connection with such meeting that will include revised unaudited pro forma financial statements reflecting the transactions which have been consummated, the terms of any binding agreements and modifications to the assumptions as necessary.

      The unaudited pro forma financial statements are for illustrative purposes only and do not purport to represent what the actual results would have been had these transactions occurred on January 1, 2001, nor are they necessarily indicative of future results of operations or financial position of the two remaining businesses. The unaudited pro forma financial statements should be read in connection with, and are qualified by reference to, the consolidated financial statements and the notes thereto included in TRW’s Annual Report on Form 10-K for the year ended December 31, 2001, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. You may read and obtain copies of TRW’s Annual Report on Form 10-K at the following locations of the SEC:

Public Reference Room	Midwest Regional Office
450 Fifth Street, N.W.	500 West Madison Street
Room 1024	Suite 1400
Washington, D.C. 20549	Chicago, Illinois 60661

      You may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 10549, at prescribed rates.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like TRW who file electronically with the SEC. The address of that site is http://www.sec.gov. The historical financials may also be obtained free of charge by calling investor relations at TRW at (216) 291-7506.

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TRW Inc.

Unaudited Pro Forma Statement of Operations
For the Year Ended December 31, 2001
(In millions, except per share data)

		Pro Forma Adjustments					Adjusted Total
	TRW
	Historical as	Aeronautical	Other			Adjusted	Pro Forma	Pro Forma
	Reported	Systems	Adjustments	Total		Total	Spinco	TRW

	(e)	(e)	(e)				(c,d,e,h,k)	(c,e)
Sales	$16,383	$(1,114)	$(679)	$(1,793)	(a)	$14,590	$9,433	$5,157
Cost of sales	14,084	(763)	(626)	$(1,389)	(a)	12,695	8,341	4,354

Gross profit	2,299	(351)	(53)	(404)	(a)	1,895	1,092	803

Administrative and selling expenses	1,111	(162)	(40)	(202)	(a)	909	561	348
Research and development expenses	442	(82)	(8)	(90)	(a)	352	123	229
Interest expense	478	—	(133)	(133)	(b)	345	215	130
Amortization of goodwill and intangibles	141	(32)	(1)	(33)	(a)	108	77	31
Other (income) expense-net	(13)	4	16	20	(a)	7	(7)	14

Earnings before income taxes	140	(79)	113	34	(a,b)	174	123	51 (f)
Income taxes	72	(29)	38	9	(a,b)	81	41	40

Net earnings	$68	$(50)	$75	$25	(a,b)	$93	$82	$11

Earnings per share of common stock
Diluted	$0.54			$0.20	(a,b)	$0.74	$0.65	$0.09
Basic	0.54			0.21	(a,b)	0.75	0.66	0.09

Shares used in computing per share amounts
Diluted	125.7			125.7		125.7	125.7	125.7
Basic	124.8			124.8		124.8	124.8	124.8

Other financial data
Depreciation and amortization	$755	$(70)	$(29)	$(99)		$656	$519	$137
EBITDA (g)	1,373	(149)	(49)	(198)		1,175	857	318
EBITDA-excluding unusual items (e)	1,685	(169)	(65)	(234)		1,451	1,110	341 (f)

See Notes to the Unaudited Pro Forma Financial Statements

3

TRW Inc.

Unaudited Pro Forma Balance Sheet
December 31, 2001
(In millions)

		Pro Forma Adjustments					Adjusted Total
	TRW
	Historical as	Aeronautical	Other			Adjusted	Pro Forma	Pro Forma
	Reported	Systems	Adjustments	Total		Total	Spinco	TRW

								(k)
Cash and cash equivalents	$240	$—	$—	$—		$240	$119	$121
Accounts receivable-net	1,758	(203)	(68)	(271)	(a)	1,487	985	502
Inventories	763	(188)	(49)	(237)	(a)	526	504	22
Prepaid expenses	170	(10)	(2)	(12)	(a)	158	66	92
Deferred income taxes asset (liability)	231	(36)	(12)	(48)	(a)	183	223	(40)

Total current assets	3,162	(437)	(131)	(568)		2,594	1,897	697

Property, plant and equipment-net	3,542	(259)	(114)	(373)	(a)	3,169	2,461	708
Total intangible assets-net	3,811	(1,047)	(32)	(1,079)	(a)	2,732	2,437	295
Investment in affiliates	245	(2)	(4)	(6)	(a)	239	69	170
Other notes and accounts receivable	223	(18)	(10)	(28)	(a)	195	144	51
Other assets	590	(111)	(29)	(140)	(a)	450	367	83
Prepaid pension costs	2,871	(85)	—	(85)	(a)	2,786	2,786	—

Total assets	$14,444	$(1,959)	$(320)	$(2,279)		$12,165	$10,161	$2,004

Short-term debt	$115	$—	$566	$566	(b)	$681	$607	$74
Trade accounts payable	1,742	(165)	(81)	(246)	(a)	1,496	1,222	274
Accrued compensation	477	(20)	(14)	(34)	(a)	443	153	290
Other accruals	1,505	(18)	(14)	(32)	(a)	1,473	862	611
Dividends payable	22	—	—	—		22	—	22
Income taxes	173	4	2	6	(a)	179	42	137
Current portion of long-term debt	724	—	(724)	(724)	(b)	—	—	—

Total current liabilities	4,758	(199)	(265)	(464)		4,294	2,886	1,408

Long-term debt	4,870	—	(1,570)	(1,570)	(a,b)	3,300	2,000	1,300
Long-term liabilities	1,944	(146)	(3)	(149)	(a)	1,795	901	894
Deferred income taxes liability (asset)	612	(111)	(23)	(134)	(a)	478	731	(253)
Minority interests in subsidiaries	74	—	—	—		74	51	23
Total shareholders’ investment	2,186	(1,503)	1,541	38	(a)	2,224	3,592	(1,368	) (j)

Total liabilities and shareholders’ investment	$14,444	$(1,959)	$(320)	$(2,279)		$12,165	$10,161	$2,004

Other data
Total net debt (i)	$5,469	$—	$(1,728)	$(1,728)		$3,741	$2,488	$1,253

See Notes to the Unaudited Pro Forma Financial Statements

4

Notes to the Unaudited Pro Forma Financial Statements

(a)	Total Pro Forma Adjustments include the elimination of historical amounts for the Aeronautical Systems business and certain non-core assets which are assumed for these purposes to be Automotive assets.

Aeronautical Systems segment sales approximates Pro Forma sales. Aeronautical Systems segment profit before tax has been adjusted to exclude certain net employee benefits income which would not be included in the sale of the business. Aeronautical Systems segment assets have been adjusted for segment current operating liabilities, current deferred income taxes, assets not to be included in the sale and segment eliminations and adjustments to determine total assets.

(b)	Adjustment reflects the assumed application of the proceeds net of taxes and expenses from one or more of the following transactions, estimated for purposes of the unaudited pro forma financial statements to be $1.7 billion in the aggregate: the sale of the Aeronautical Systems business, the sale of certain non-core assets, and the sale of additional equity in Spinco. Although there can be no assurance as to the amount of net proceeds to be received, the Company does not expect that the aggregate net proceeds will be substantially less than $1.7 billion and believes the aggregate net proceeds derived from all of the transactions could equal or exceed $2.2 billion. TRW intends to consummate one or more of the aforementioned transactions which will, in combination, generate the highest economic value to TRW’s shareholders.

The net proceeds in the unaudited pro forma financial statements reflect the reduction of the related taxes on the above transactions, the repayment of accounts receivable securitized for the divested businesses and the impact of one-time costs associated with the spin-off, offset in part by the significant tax benefit relating to the separation plan, as a result of the economic loss on certain high-tax basis Automotive assets. The one-time costs include investment banking, legal and professional fees, and certain other expenses. The net proceeds were used to reduce debt and related interest expense. The calculation of the interest savings is as follows:

Net proceeds	$1,728	million
Assumed blended interest rate	7.1%

	$122	million

Accounts receivable securitization included in other expense	11	million

Total reduction in interest expense	$133	million

Short-term debt increases by $566 million due to (1) the restoration of $350 million of short-term obligations which had been classified as long-term debt at December 31, 2001, (2) an increase of $72 million in short-term debt caused by a decrease of eligible receivables available for securitization activities, and (3) an increase of $144 million from an aggregate decrease in long-term debt to reflect the assumed capital structures of Pro Forma Spinco and Pro Forma TRW.

(c)	Net employee benefits income, which includes pension income related to retirees and terminated vested individuals acquired as part of the LucasVarity acquisition and divested operations, net of interest related to other postretirement employee benefits, has been allocated to Pro Forma Spinco and Pro Forma TRW as follows:

•	Pension income has been allocated based upon the assumed allocation of net pension assets.

•	Interest related to other postretirement employee benefits has been allocated based upon the assumed allocation of the liabilities.

(d)	Corporate expenses, which primarily represent costs associated with corporate staff and related expenses, have been allocated to Pro Forma Spinco based upon estimated costs which management believes are representative of the annual costs to operate the business on a stand-alone basis.

5

(e)	The Pro Forma Adjustments, and the Pro Forma results of operations of Pro Forma Spinco and Pro Forma TRW include unusual items as follows:

		Pro Forma Adjustments
	TRW			Pro
	Historical	Aeronautical	Other	Forma	Pro Forma
Net Earnings (Loss)	As Reported	Systems	Adjustments	Spinco	TRW

	(In millions)
Net gain from the sale of assets	$294	$3	$—	$24	$267
Restructuring and other charges	(197)	(16)	(7)	(154)	(20)
Write-down of investments	(222)	—	—	—	(222)
Asset impairment charges	(40)	—	—	(25)	(15)
Litigation	(63)	—	—	(19)	(44)

	$(228)	$(13)	$(7)	$(174)	$(34)

The unusual items are included in the Unaudited Pro Forma Statement of Operations as follows:

		Pro Forma Adjustments
	TRW			Pro
	Historical	Aeronautical	Other	Forma	Pro Forma
	As Reported	Systems	Adjustments	Spinco	TRW

	(In millions)
Cost of sales	$196	$16	$10	$158	$12
Administrative and selling expenses	111	8	6	81	16
Amortization of goodwill and intangible assets	10	—	—	1	9
Other (income) expense — net	5	(4)	—	14	(5)

Earnings (loss) before income taxes	(322)	(20)	(16)	(254)	(32)
Income tax (benefit) expense	(94)	(7)	(9)	(80)	2

Net earnings (loss)	$(228)	$(13)	$(7)	$(174)	$(34)

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Restructurings” and “Asset Impairments” Notes to the Financial Statements included in TRW’s Annual Report for further disclosure of the unusual items.

(f)	Earnings before income taxes of Pro Forma TRW does not reflect the reduction in various corporate and administrative expenses as a result of the reductions of approximately 170 corporate positions during 2001, estimated to result in annual savings of $64 million, the effect of the further cost reduction in annual costs of $35 million which management believes is representative of the annual costs to operate Pro Forma TRW on a stand-alone basis, and the related annual interest savings of $4 million.

The following table reflects the estimated impact of these reductions on Pro Forma TRW.

	Pro Forma	Estimated Impact	Adjusted
	TRW	of Cost Reductions	TRW
(In millions, except per share data)
Earnings before income taxes	$51	$103	$154
Net earnings	$11	$67	$78
EBITDA	$318	$99	$417
EBITDA-excluding unusual items	$341	$99	$440
Earning per share-diluted	$0.09	$0.53	$0.62

(g)	EBITDA represents earnings before interest, income taxes, depreciation, and amortization, including other intangibles, a measure used by management to measure operating performance. EBITDA is not a recognized term under generally accepted accounting principles and does not purport to be an alternative to operating income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies calculate EBITDA

6

identically, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

(h)	TRW expects that the financial benefit of certain restructuring actions taken in 2001 will benefit Spinco in future periods. See “Management’s Discussion and Analysis of Financial Condition and the Results of Operations-Automotive” and the “Restructurings” Note to Financial Statements included in the Annual Report. The incremental financial benefits from these restructuring actions are not reflected in the unaudited pro forma financial statements.

(i)	Total net debt represents short-term debt, the current portion of long-term debt, and long-term debt, less cash and cash equivalents.

(j)	The deficit in shareholders’ investment for Pro Forma TRW is the result of the accounting for the spin-off of the Automotive business. The deficit is not a result of the historical performance of Pro Forma TRW.

In connection with effecting the spin-off, the Company expects to revalue its assets as permitted under Ohio law to ensure that sufficient capital and earned surplus exists for the spin-off. In this regard, the Company has retained a nationally recognized appraisal firm, and as a result of their analysis the Company believes that sufficient surplus will exist for this purpose. This revaluation analysis will not affect the financial statements of Pro Forma Spinco or the Company’s financial statements, which are prepared in accordance with generally accepted accounting principles in the United States.

(k)	Pro Forma Spinco segment sales exclude the sales of certain non-core assets to be sold. Pro Forma Spinco segment profit has been adjusted to exclude segment profit on certain non-core assets to be sold, interest expense, and other expenses offset by certain net employee benefits income. Pro Forma Spinco segment assets have been adjusted for segment current operating liabilities, current deferred income taxes, prepaid pension cost, and segment eliminations and adjustment less segment assets of certain non-core assets to be sold to determine total assets.

7

[FORM OF PROXY — FRONT]

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRW FOR THE SPECIAL MEETING OF SHAREHOLDERS OF TRW

UNDER SECTION 1701.831 OF THE OHIO REVISED CODE

      The undersigned hereby appoints P.A. Odeen, H.V. Knicely and W.B. Lawrence, and each of them, with full power of substitution and resubstitution, attorneys and proxies of the undersigned to vote all of the outstanding shares of

•	Common Stock, par value $0.625 per share, of TRW Inc. (“TRW”);

•	Cumulative Serial Preference Stock II, $4.40 Convertible Series 1, without par value, of TRW; and

•	Cumulative Serial Preference Stock II, $4.50 Convertible Series 3, without par value, of TRW that the undersigned is entitled to vote, and with all the power that the undersigned would possess, if personally present, at the Special Meeting of TRW Shareholders which has been postponed and will be held on May 3, 2002 (the “Special Meeting”), or at any adjournment or postponement of the Special Meeting, on the following matter:

      ACQUISITION PROPOSAL. A resolution of TRW’s shareholders authorizing the acquisition by Northrop Grumman Corporation of shares of TRW capital stock pursuant to the offer to exchange by Northrop Grumman Corporation dated March 4, 2002, as the same may be amended.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

AGAINST THE PROPOSAL SET FORTH ABOVE

      In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof. If no instructions are given, this proxy will be voted AGAINST the proposal.

All previous proxies given by the undersigned to vote at the Special Meeting or at any adjournment or postponement thereof are hereby revoked.

(Signature)	Date: , 2002

(Signature, if jointly held)

(Title)

      NOTE: Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing on behalf of a corporation, please sign in full corporate name by the president or other authorized officer(s). If signing on behalf of a partnership, please sign in full partnership name by authorized person(s).

      Please be sure to read the certification included on the reverse side of this proxy card and to mark the appropriate box indicating whether you are a holder of “Interested Shares.”

[PROXY CONTINUED ON REVERSE]

[FORM OF PROXY — REVERSE]

CERTIFICATION AS TO ELIGIBILITY TO VOTE

      As described in the Proxy Statement, the Ohio Control Share Acquisition Statute requires that the Control Share acquisition be authorized by a vote of the majority of TRW’s shares entitled to vote in the election of directors represented at the Special Meeting in person or by proxy, excluding any “Interested Shares.” For purposes of the Ohio Control Share Acquisition Statute, “Interested Shares” means the TRW shares in respect of which any of the following persons may exercise or direct the exercise of the voting power:

1. Northrop Grumman Corporation;

2. Any officer of TRW elected or appointed by the directors of TRW;

3. Any employee of TRW who is also a director of TRW;

4. Any person that acquires such TRW shares for valuable consideration during the period beginning on February 22, 2002 and ending on March 28, 2002 (the record date for the Special Meeting) if (i) the aggregate consideration paid or given by the person who acquired the TRW shares, and any other persons acting in concert with the person, for all those TRW shares exceeds $250,000, or (ii) the number of TRW shares acquired by the person who acquired such TRW shares, and any other persons acting in concert with that person, exceeds 0.5% of the outstanding shares of TRW entitled to vote in the election of directors; or

5. Any person that transfers such TRW shares for valuable consideration after March 28, 2002 (the record date for the Special Meeting) as to TRW shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

      As of the date upon which the undersigned executes this proxy card, the undersigned hereby certifies that the shares being voted pursuant to this proxy card are:

☐ “Interested Shares” as defined in the Ohio Control Share Acquisition Statute.

If you own “Interested Shares” because you acquired more than $250,000 of TRW shares or more than 0.5% of the outstanding shares of TRW between February 22, 2002 and March 28, 2002 (the record date for the Special Meeting), please indicate in the following space the number of shares you acquired prior to February 22, 2002 and therefore will be entitled to vote in connection with the Second Majority Approval at the Special Meeting.

Number of shares owned prior to February 22, 2002:

                              .

If you checked the “Interested Shares” box but did not indicate how many eligible voting shares you own that were purchased prior to February 22, 2002, all of your shares will be considered “Interested Shares” and therefore will not be eligible to vote in connection with the Second Majority Approval at the Special Meeting.

☐ not “Interested Shares” as defined in the Ohio Control Share Acquisition Statute.

      If no box is checked indicating whether shares represented by this proxy card are “Interested Shares” the shares represented by this proxy will be deemed to be “Interested Shares” and therefore ineligible to vote in connection with the Second Majority Approval, as described in the Proxy Statement.

      By signing on the reverse side, you (a) instruct that the shares represented by this proxy card be voted as marked on the front side; (b) certify whether or not your shares are “Interested Shares” as defined in the Ohio Control Share Acquisition Statute; and (c) undertake to notify TRW if at any time after March 28, 2002 (the record date for the Special Meeting) you transfer TRW shares entitled to vote in the election of directors, for valuable consideration, accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

[FORM OF UNITED STATES PLAN PARTICIPANT VOTING INSTRUCTIONS — FRONT]

CONFIDENTIAL VOTING INSTRUCTIONS TO THE CO-TRUSTEES

(THE “TRUSTEES”) UNDER THE TRW EMPLOYEE STOCK OWNERSHIP AND
SAVINGS PLAN (THE “PLAN”)

      Your vote is important! Please sign and date this voting instruction card and return it promptly to the Trustees in the enclosed postage-paid envelope or otherwise to Corporate Election Services, P.O. Box 1150, Pittsburgh, Pennsylvania 15230, so that your shares may be represented at the Special Meeting. In order to have your vote tabulated and considered by the Trustees, it must be received by the Trustees no later than April 30, 2002.

These voting instructions are solicited on behalf of the Board of Directors of TRW Inc.

      The undersigned, as a named fiduciary, hereby instructs the Trustees to vote all shares of TRW Inc. (“TRW”) common stock, par value $0.625 per share, that are allocated to the undersigned’s account under the Plan on March 28, 2002, the record date for the Special Meeting of Shareholders of TRW which has been postponed and will be held on May 3, 2002 (the “Special Meeting”), or at any adjournment or postponement of the Special Meeting, on the following matter:

      ACQUISITION PROPOSAL. A resolution of TRW’s shareholders authorizing the acquisition by Northrop Grumman Corporation of shares of TRW capital stock pursuant to the offer to exchange by Northrop Grumman Corporation dated March 4, 2002, as the same may be amended.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

      In their discretion and in accordance with the Plan, the Trustees are authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof. The shares allocated to your account will be voted as instructed unless the Trustees determine that such instructions are not proper or are contrary to the Employee Retirement Income Security Act of 1974, as amended.

      If (1) the Trustees determine they cannot follow your instructions, (2) you do not return this card or (3) the front of this card is not properly completed, the Trustees will vote the shares allocated to your account in accordance with their fiduciary judgment.

      Please be sure to read the certification included on the reverse side of this voting instruction card and to mark the appropriate box indicating whether or not you are a holder of “Interested Shares.”

      PLEASE EXECUTE AND RETURN THIS CONFIDENTIAL VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. EXCEPT AS REQUIRED BY APPLICABLE LAW, ONLY AUTHORIZED PERSONNEL APPOINTED BY THE TRUSTEES WILL SEE THESE CONFIDENTIAL VOTING INSTRUCTIONS.

Signature

Print Name:

Social Security Number

Dated: ______________________________, 2002

[VOTING INSTRUCTION CONTINUED ON REVERSE]

[FORM OF U.S. PLAN PARTICIPANT VOTING INSTRUCTIONS – REVERSE]

CERTIFICATE AS TO ELIGIBILITY TO VOTE

      As described in the Proxy Statement, the Ohio Control Share Acquisition Statute requires that the acquisition of TRW shares pursuant to the Offer to Exchange be authorized by a vote of the majority of TRW’s shares entitled to vote in the election of directors represented at the Special Meeting in person or by proxy, excluding any “Interested Shares”. For purposes of the Ohio Control Share Acquisition Statute, “Interested Shares” means the TRW shares in respect of which any of the following persons may exercise or direct the exercise of the voting power:

1. Northrop Grumman Corporation;

2. Any officer of TRW elected or appointed by the directors of TRW;

3. Any employee of TRW who is also a director of TRW;

4. Any person that acquires such TRW shares for valuable consideration during the period beginning on February 22, 2002 and ending on March 28, 2002 (the record date for the Special Meeting) if (i) the aggregate consideration paid or given by the person who acquired the TRW shares, and any other persons acting in concert with the person, for all those TRW shares exceeds $250,000, or (ii) the number of TRW shares acquired by the person who acquired the TRW shares, and any other persons acting in concert with that person, exceeds 0.5% of the outstanding shares of TRW entitled to vote in the election of directors; or

5. Any person that transfers such TRW shares for valuable consideration after March 28, 2002 (the record date for the Special Meeting) as to TRW shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

As of the date upon which the undersigned executes this voting instruction card, the undersigned hereby certifies that the shares being voted pursuant to this voting instruction card are:

☐ “Interested Shares” as defined in the Ohio Control Share Acquisition Statute.

If you own “Interested Shares” because you acquired more than $250,000 of TRW shares or more than 0.5% of the outstanding shares of TRW between February 22, 2002 and March 28, 2002 (the record date for the Special Meeting), please indicate in the following space the number of shares you acquired prior to February 22, 2002 and therefore will be entitled to vote in connection with the Second Majority Approval at the Special Meeting.

Number of shares owned prior to February 22, 2002

                              .

☐ not “Interested Shares” as defined in the Ohio Control Share Acquisition Statute.

      If no box is checked indicating whether shares represented by this voting instruction card are “Interested Shares,” the shares represented by this voting instruction card allocated to your account on or after February 22, 2002 will be deemed to be “Interested Shares” and therefore ineligible to vote in connection with the Second Majority Approval, as described in the Proxy Statement.

[FORM OF UK PLAN PARTICIPANT VOTING INSTRUCTIONS — FRONT]

CONFIDENTIAL VOTING INSTRUCTIONS TO THE FIDUCIARY (THE “FIDUCIARY”)

UNDER THE TRW UK SHARE PURCHASE PLAN (THE “PLAN”).

      Your vote is important! Please sign and date this voting instruction card and return it promptly in the enclosed postage-paid envelope or otherwise to Corporate Election Services, P.O. Box 1150, Pittsburgh, Pennsylvania 15230, so that your shares may be represented at the Special Meeting. In order to have your vote tabulated and considered by the Fiduciary, it must be received by the Fiduciary no later than April 30, 2002.

These voting instructions are solicited on behalf of the Board of Directors of TRW

      The undersigned hereby directs the Fiduciary to vote all shares of TRW Inc. (“TRW”) common stock, par value $0.625 per share, that are allocated to the undersigned’s account under the Plan on March 28, 2002, the record date for the Special Meeting of Shareholders of TRW which has been postponed and will be held on May 3, 2002 (the “Special Meeting”), or at any adjournment or postponement of the Special Meeting, on the following matter:

      ACQUISITION PROPOSAL. A resolution of TRW’s shareholders authorizing the acquisition by Northrop Grumman Corporation of shares of TRW capital stock pursuant to the offer to exchange by Northrop Grumman Corporation dated March 4, 2002, as the same may be amended.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

AGAINST THE PROPOSAL SET FORTH ABOVE

In its discretion and in accordance with the Plan, the Fiduciary is authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof. The shares allocated to your account will be voted as directed, but, if no instructions are specified your shares will not be voted. If (i) the Fiduciary determines that it cannot follow your instructions, (ii) you do not return this card, or (iii) the front of this card is not properly completed, your shares will not be voted.

      Please be sure to read and complete the certification included on the reverse side of this voting instruction card and to mark the appropriate box indicating whether you are a holder of “Interested Shares.”

      PLEASE EXECUTE AND RETURN THIS CONFIDENTIAL VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. EXCEPT AS REQUIRED BY APPLICABLE LAW, THESE CONFIDENTIAL VOTING INSTRUCTIONS WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL APPOINTED BY THE FIDUCIARY.

Signature

Print Name

Dated: ______________________________, 2002

[VOTING INSTRUCTIONS CONTINUED ON REVERSE]

[FORM OF UNITED KINGDOM PLAN PARTICIPANT VOTING INSTRUCTIONS — REVERSE]

CERTIFICATION AS TO ELIGIBILITY TO VOTE

      As described in the Proxy Statement, the Ohio Control Share Acquisition Statute requires that the acquisition of TRW shares pursuant to the Offer to Exchange be authorized by a vote of the majority of TRW’s shares entitled to vote in the election of directors represented at the Special Meeting in person or by proxy, excluding any “Interested Shares.” For purposes of the Ohio Control Share Acquisition Statute, “Interested Shares” means the TRW shares in respect of which any of the following persons may exercise or direct the exercise of the voting power:

1. Northrop Grumman Corporation;

2. Any officer of TRW elected or appointed by the directors of TRW;

3. Any employee of TRW who is also a director of TRW;

4. Any person that acquires such TRW shares for valuable consideration during the period beginning on February 22, 2002 and ending on March 28, 2002 (the record date for the Special Meeting) if (i) the aggregate consideration paid or given by the person who acquired the TRW shares, and any other persons acting in concert with the person, for all those TRW shares exceeds $250,000, or (ii) the number of TRW shares acquired by the person who acquired the TRW shares, and any other persons acting in concert with that person, exceeds 0.5% of the outstanding shares of TRW entitled to vote in the election of directors; or

5. Any person that transfers such TRW shares for valuable consideration after March 28, 2002 (the record date for the Special Meeting) as to TRW shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

As of the date upon which the undersigned executes this voting instruction card, the undersigned hereby certifies that the shares being voted pursuant to this voting instruction card are:

☐ “Interested Shares” as defined in the Ohio Control Share Acquisition Statute.

If you own “Interested Shares” because you acquired more than $250,000 of TRW shares or more than 0.5% of the outstanding shares of TRW between February 22, 2002 and March 28, 2002 (the record date for the Special Meeting), please indicate in the following space the number of shares you acquired prior to February 22, 2002 and therefore will be entitled to vote in connection with the Second Majority Approval at the Special Meeting.

Number of shares owned prior to February 22, 2002

                              .

☐ not “Interested Shares” as defined in the Ohio Control Share Acquisition Statute.

      If no box is checked indicating whether shares represented by this voting instruction card are “Interested Shares,” the shares represented by this voting instruction card allocated to your account on or after February 22, 2002 will be deemed to be “Interested Shares” and therefore ineligible to vote in connection with the Second Majority Approval, as described in the Proxy Statement.

[FORM OF CANADIAN PLAN PARTICIPANT VOTING INSTRUCTIONS – FRONT]

CONFIDENTIAL VOTING INSTRUCTIONS TO CLARICA TRUST COMPANY (“CLARICA”)

UNDER THE TRW CANADA STOCK SAVINGS PLAN (THE “PLAN”).

      Your vote is important! Please sign and date this voting instruction card and return it promptly in the enclosed postage-paid envelope or otherwise to Corporate Election Services, P.O. Box 1150, Pittsburgh, Pennsylvania 15230, so that your shares may be represented at the Special Meeting. In order to have your vote tabulated and considered by Clarica, it must be received by Clarica no later than April 29, 2002.

These voting instructions are solicited on behalf of the Board of Directors of TRW Inc.

      The undersigned hereby directs Clarica to vote all shares of TRW Inc. (“TRW”) common stock, par value $0.625 per share, that are allocated to the undersigned’s account under the Plan on March 28, 2002, the record date for the Special Meeting of Shareholders of TRW which has been postponed and will be held on May 3, 2002 (the “Special Meeting”), or at any adjournment or postponement of the Special Meeting, on the following matter:

      ACQUISITION PROPOSAL. A resolution of TRW’s shareholders authorizing the acquisition by Northrop Grumman Corporation of shares of TRW capital stock pursuant to the offer to exchange by Northrop Grumman Corporation dated March 4, 2002, as the same may be amended.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

AGAINST THE PROPOSAL SET FORTH ABOVE

In its discretion and in accordance with the Plan, Clarica is authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof. The shares allocated to your account will be voted as directed above. If your signed voting instructions are received but no selection has been made, then Clarica will vote your shares AGAINST the proposal. If no voting instruction card is returned, Clarica will not vote your shares.

      Please be sure to read and complete the certification included on the reverse side of this voting instruction card and to mark the appropriate box indicating whether you are a holder of “Interested Shares.”

      PLEASE EXECUTE AND RETURN THIS CONFIDENTIAL VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. EXCEPT AS REQUIRED BY APPLICABLE LAW, THESE CONFIDENTIAL VOTING INSTRUCTIONS WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL APPOINTED BY CLARICA.

Signature

Dated: ____________________, 2002

[VOTING INSTRUCTIONS CONTINUED ON REVERSE]

[FORM OF CANADIAN PLAN PARTICIPANT VOTING INSTRUCTIONS – REVERSE]

CERTIFICATION AS TO ELIGIBILITY TO VOTE

      As described in the Proxy Statement, the Ohio Control Share Acquisition Statute requires that the acquisition of TRW shares pursuant to the Offer to Exchange be authorized by a vote of the majority of TRW’s shares entitled to vote in the election of directors represented at the Special Meeting in person or by proxy, excluding any “Interested Shares.” For purposes of the Ohio Control Share Acquisition Statute, “Interested Shares” means the TRW shares in respect of which any of the following persons may exercise or direct the exercise of the voting power:

1. Northrop Grumman Corporation;

2. Any officer of TRW elected or appointed by the directors of TRW;

3. Any employee of TRW who is also a director of TRW;

4. Any person that acquires such TRW shares for valuable consideration during the period beginning on February 22, 2002 and ending on March 28, 2002 (the record date for the Special Meeting) if (i) the aggregate consideration paid or given by the person who acquired the TRW shares, and any other persons acting in concert with the person, for all those TRW shares exceeds $250,000, or (ii) the number of TRW shares acquired by the person who acquired the TRW shares, and any other persons acting in concert with that person, exceeds 0.5% of the outstanding shares of TRW entitled to vote in the election of directors; or

5. Any person that transfers such TRW shares for valuable consideration after March 28, 2002 (the record date for the Special Meeting) as to TRW shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

As of the date upon which the undersigned executes this voting instruction card, the undersigned hereby certifies that the shares being voted pursuant to this voting instruction card are:

☐ “Interested Shares” as defined in the Ohio Control Share Acquisition Statute.

If you own “Interested Shares” because you acquired more than $250,000 of TRW shares or more than 0.5% of the outstanding shares of TRW between February 22, 2002 and March 28, 2002 (the record date for the Special Meeting), please indicate in the following space the number of shares you acquired prior to February 22, 2002, which therefore will be entitled to vote in connection with the Second Majority Approval at the Special Meeting.

Number of shares owned prior to February 22, 2002

                              .

☐ not “Interested Shares” as defined in the Ohio Control Share Acquisition Statute.

      If no box is checked indicating whether shares represented by this voting instruction card are “Interested Shares,” the shares represented by this voting instruction card allocated to your account on or after February 22, 2002 will be deemed to be “Interested Shares” and therefore ineligible to vote in connection with the Second Majority Approval, as described in the Proxy Statement.